UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: February 16, 2010
(Date of earliest event reported)
McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware	Commission File No.:	77-0316593
(State or other Jurisdiction	001-31216	(I.R.S. Employer Identification No.)
of incorporation)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2010 Grants of Performance Stock Units to Named Executive Officers
          On February 16, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of McAfee, Inc. (“McAfee”) granted performance stock units (“PSUs”) to the following named executive officers:

Name	Title	Number of PSUs
David DeWalt	Chief Executive Officer and President	97,500

Michael DeCesare	Executive Vice President, Worldwide Sales Operations	22,100

Mark Cochran	Executive Vice President and Chief Legal Officer/General Counsel	15,600

Keith Krzeminski	Senior Vice President, Finance and Chief Accounting Officer	3,900
          The vesting of the PSUs is based upon the achievement of certain performance measures established by the Committee for the 2010 performance period and to be established by the Committee for the future 2011 and 2012 performance periods. The PSUs are also subject to the terms and conditions of McAfee’s 1997 Stock Incentive Plan, as amended, and McAfee’s standard form of Performance Stock Unit Issuance Agreement entered into by McAfee and each award recipient.
Renewal of Change of Control and Retention Agreements
          The Change of Control and Retention Agreements between McAfee and each of its named executive officers expired on February 15, 2010 pursuant to their terms. After a review of market practices conducted by the Committee, with the assistance of outside compensation consultants, the Committee determined it appropriate to renew the Change of Control and Retention Agreements with each of McAfee’s named executive officers other than Albert “Rocky” Pimentel for an additional two-year period. As previously disclosed, Mr. Pimentel will be retiring later this year as McAfee’s Chief Operating Officer and Chief Financial Officer. Accordingly, on February 16, 2010 McAfee entered into a Change of Control and Retention Agreement with each of its named executive officers other than Mr. Pimentel, the terms of which are identical to the respective expired agreements, except with a term ending February 29, 2012. A summary of the material terms of the agreements is set forth below. A copy of the form of the agreements is included as an Exhibit to this Form 8-K.
          The agreement with Mr. DeWalt provides for certain severance benefits in the event McAfee terminates Mr. DeWalt’s employment for other than “cause” or in the event that Mr. DeWalt resigns for “good reason.” The agreement provides for varying severance benefits based upon whether the termination occurs within eighteen (18) months following a “change of control” of McAfee (the “Change of Control Period”). The severance payments provided to Mr. DeWalt by the agreement will supersede any severance payments afforded Mr. DeWalt in any employment agreement he had with McAfee. Without regard to severance payments, Mr. DeWalt’s employment will not be changed by the agreement. Pursuant to the agreement and subject to signing a standard release of claims, upon Mr. DeWalt’s termination for other than cause or upon his resignation for good reason, he will be entitled to the following benefits:
     Termination Other than During a Change of Control Period
•	A lump-sum payment (less applicable tax withholding) equal to twelve (12) months of Mr. DeWalt’s annual base salary, plus a pro rata fraction of the amount equal to 110% of his annual base salary, with the pro rata fraction determined as the number of days in the year to the date of termination divided by 365;

•	A payment equal to twelve (12) months of the cost of continuation coverage of medical benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), if Mr. DeWalt was covered under McAfee’s health plan; and

•	Full acceleration of vesting of the outstanding restricted stock units from Mr. DeWalt’s February 11, 2008 grant with respect to 125,000 shares of stock which are due to fully vest within twelve (12) months following termination.
     Termination During a Change of Control Period
•	A lump-sum payment (less applicable tax withholding) equal to twenty-four (24) months of Mr. DeWalt’s annual base salary as in effect immediately prior to the change of control or the termination (whichever is greater), plus the amount equal to 200% of his target bonus for the fiscal year of the change of control or the termination (whichever is greater);

•	A payment for COBRA as described above; and

•	Full acceleration of vesting of all Mr. DeWalt’s then outstanding equity awards.
          Additionally, in the event Mr. DeWalt is terminated for other than cause or resigns for good reason before a change of control but on or after a “potential change of control”, Mr. DeWalt will be entitled generally to the superior severance benefits provided by a termination during a Change of Control Period. A “potential change of control” would generally occur upon the execution of an agreement, Board approval, or public announcement for McAfee to enter into a transaction that would be a change of control if such transaction is subsequently consummated. This benefit is only available if the change of control occurs.
          The agreements with each of Mark Cochran, Michael DeCesare and Keith Krzeminski (the “Tier 2 Executives”), provide substantially the same terms and conditions as the agreement with Mr. DeWalt as described above. However, the agreements with each Tier 2 Executive provide different benefits from those for Mr. DeWalt as described below:
     Termination Other than During a Change of Control Period
•	A lump-sum payment (less applicable tax withholding) equal to twelve (12) months of the Tier 2 Executive’s annual base salary, plus a pro rata fraction of a stated percentage, ranging from 43% to 100% of their annual base salary, with the pro rata fraction determined as the number of days in the year to the date of termination divided by 365; and

•	A payment equal to twelve (12) months of the cost of continuation coverage of medical benefits under COBRA, if the Tier 2 Executive was covered under McAfee’s health plan.
     Termination During a Change of Control Period
•	A lump-sum payment (less applicable tax withholding) equal to twelve (12) months of the Tier 2 Executive’s annual base salary as in effect immediately prior to the change of control or the termination (whichever is greater), plus the amount equal to his target bonus for the fiscal year of the change of control or the termination (whichever is greater);

•	A payment for COBRA as described above; and

•	Full acceleration of vesting of all of the Tier 2 Executive’s then outstanding equity awards.
          Apart from the varied benefits described directly above, the benefits provided to a Tier 2 Executive upon a termination for other than cause or a resignation for good reason are generally the same as those provided to Mr. DeWalt, including the provision for benefits upon a potential change of control.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits:
10.1	Form of Change of Control and Retention Agreement (Mr. DeWalt and Tier 2 Executives).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee, Inc.
Date: February 22, 2010	By:	/s/ Mark D. Cochran
Mark D. Cochran
Executive Vice President and Chief Legal Officer/General Counsel